Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 3 to the Schedule 13D originally filed on July 26, 2007 (including additional amendments thereto) with respect to the Common Stock of Luby’s, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 17, 2008
PARCHE, LLC

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By:	RCG Starboard Advisors, LLC, their managing member

RCG STARBOARD ADVISORS, LLC
By:	Ramius Capital Group, L.L.C., its sole member

RCG ENTERPRISE, LTD
By:	Ramius Capital Group, L.L.C., its investment manager

RAMIUS CAPITAL GROUP, L.L.C.
By:	C4S & Co., L.L.C., as managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFERY M. SOLOMON Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss